SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (date of earliest event reported): February 25, 2000



                                wowtown.com, Inc.
             (Exact name of Registrant as specified in its charter)



      Delaware                            0-26277                   98-0204758
(State or other jurisdiction        (Commission File No.)         (IRS Employer
of incorporation)                                           Identification No.)


    Suite 450-999 West Hastings Street, Vancouver, British Columbia, V6C 2W2
          (Address of principal executive offices, including Zip Code)


       Registrant's telephone number, including area code: (604) 633-2556

                            Paramount Services Corp.
                                   Suite 1650
                      Waterfront Centre, 200 Burrard Street
                           Vancouver, British Columbia
                                 Canada V6C 3L6
          (Former name or former address if changed since last report.)



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Item 5.    Other Events

      On February 25, 2000, the shareholders of the Company adopted a proposal to change the Company's name from Paramount Services Corp. to wowtown.com, Inc. The new ticker symbol for the Company's common stock on the OTCBB is " IWOW".

      On February 25, 2000 the shareholders of the Company adopted a proposal to forward split the Company's common stock such that each outstanding share was converted into two shares of common stock. As a result of the forward stock split the Company has 14,698,000 outstanding shares of common stock.

Item 7.    Financial Statements, Pro Forma Financial Information


               (a)   Not Applicable

               (b)   Not Applicable

               (c)   Exhibits

3.1   Amendment to the Certificate of Incorporation

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:   March 3, 2000
                                          wowtown.com, Inc.



                                          By:  /s/ David Packman
                                              David Packman
                                                  President